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                                                                    EXHIBIT 3.3


                         CERTIFICATE OF INCORPORATION

                                      OF


                                 DIVICORE INC.

                                  ARTICLE I.

          The name of this Corporation is Divicore Inc.

                                  ARTICLE II.

          The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, and the name of the registered agent of the Corporation in the State of Delaware at such address is CSC The United States Service Corporation Company.

                                  ARTICLE III.

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE IV.

          The name of the Corporation's incorporator is Jonathan G. Shapiro and the incorporator's mailing address is c/o Brobeck, Phleger & Harrison LLP, Two Embarcadero Place, 2200 Geng Road, Palo Alto, California 94303.

                                   ARTICLE V.

          The names and address of the initial directors are Francis E.J. Wilde III, Frederick J. Beste III, Peter X. Blumenwitz, Walter L. Threadgill and Paul
A. Vais, and the address of each is c/o Divicore Inc., One Great Valley Parkway, Malvern, Pennsylvania 19355.

                                  ARTICLE VI.

          This Corporation is authorized to issue two classes of stock to be designated, "Common Stock" and "Preferred Stock". The aggregate number of shares which the Corporation shall have
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authority to issue is One Hundred Fourteen Million Eight Hundred Twenty One
Thousand Five Hundred and Eighty-Six (114,821,586), Eighty Million (80,000,000) shares of which shall be designated Common Stock, par value $.001 per share; and Thirty-Four Million Eight Hundred Twenty-One Thousand Five Hundred and Eighty-Six (34,821,586) shares of which shall be designated Preferred Stock, par value $.001 per share, of which (i) Six Million Five Hundred Twenty-Three Thousand Six Hundred and Eighty-Four (6,523,684) shares shall be designated Series A Preferred Stock, (ii) Twenty-Five Million (25,000,000) shares shall be designated Series B Preferred Stock and (iii) Three Million Two Hundred Ninety-Seven Thousand Nine Hundred and Two (3,297,902) shares shall be designated Series C Preferred Stock. The Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall have the designations, preferences, privileges and relative rights as are more particularly set forth below in this
Article VI.

     The Board of Directors may issue Preferred Stock from time to time in one or more series. The Board of Directors is hereby authorized to adopt a resolution or resolutions from time to time, within the limitations and restrictions stated in this Certificate of Incorporation, to fix or alter the voting powers, designations, preferences, rights, qualifications, limitations and restrictions of any wholly unissued class of Preferred Stock, or any wholly unissued series of any such class, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     The following is a statement of the designations, preferences, limitations and relative rights in respect of the shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of the Corporation:

     1.        Common Stock.
               ------------

          a.        Voting Rights.
                    -------------

               (i) Each holder of record of Common Stock shall have the right to one vote for each share of Common Stock standing in the name of such holder on the books of the Corporation.

               (ii) A vacancy in a directorship to be elected by the holders of the Common Stock may be filled only by vote, in person or by proxy, or by written consent in lieu of a meeting of the holders of a majority of the shares of such Common Stock then outstanding, or by a unanimous written consent of the Corporation's Board of Directors.

                                       2.
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               b.   Preemptive Rights.  The holders of Common Stock shall not
                    -----------------
have preemptive rights, and the Corporation shall have the right to issue and to sell to any person or persons any shares of its capital stock without first offering such shares, options, rights, warrants or securities to any holders of Common Stock.

               c.   Dividends.  Subject to the rights of the holders of the
                    ---------
Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, each holder of record of Common Stock shall be entitled to dividends in such amounts and at such times as may be declared by the Board of Directors.

     2.          Series A Preferred Stock.
                 ------------------------

               a.        Dividends.
                         ---------

                    (i) So long as any shares of Series A Preferred Stock shall be outstanding, the Corporation shall not declare or pay any dividends (other than on the Series B Preferred Stock and the Series C Preferred Stock and other than dividends payable solely in shares of Common Stock or cash in lieu of fractional shares) on the Common Stock or any other class of stock with designations, rights, preferences, terms and conditions subordinate to the Series A Preferred Stock (collectively, including the Common Stock, the "Series A Subordinate Stock"), or make, directly or indirectly, any other distribution in respect to the Series A Subordinate Stock, unless, on the date of such distribution or other payment, all payments then due and payable pursuant to these Certificate of Incorporation shall have been paid in full or set apart for payment in full.

                    (ii) From and after the date on which any shares of Series A Preferred Stock are issued, the holders of Series A Preferred Stock shall be entitled to receive, subject to the prior rights to payment in full of the holders of Series B Preferred Stock set forth in Section 3(a)(i) and the holders of Series C Preferred Stock set forth in Section 4(a)(i), but in preference to the holders of Series A Subordinate Stock, dividends at the annual rate of 8% of the stated value per share of Series A Preferred Stock, which shall initially be $.1132239, and which shall be adjusted for stock splits, stock dividends, recapitalizations, reclassifications, and similar events that affect the number of outstanding shares of Series A Preferred Stock (the "Series A Stated Value"). Such dividends shall be paid as declared fifty percent in cash and fifty percent in shares of Common Stock, on the last business day of each year (such business day being hereinafter referred to as the "Series A Dividend Date"), to holders of shares of Series A Preferred Stock as they appear on the stock register of the Corporation on the date (a "Record Date") fixed by the Board of Directors, which Record Date shall not be more than 60 days prior to the Series A Dividend Date and shall not precede the date on which the resolution fixing such Record Date is adopted. The Common Stock issued pursuant to this Section 2(a) shall be valued at the lower of (i) its then existing fair market value as determined by the Board of Directors or (ii) the Series A Stated Value. The foregoing dividends shall become due and payable when, as and if declared by the Board of Directors of the Corporation and shall be paid to the holders of the Series A Preferred Stock to the extent permitted by law. The dividends payable to the holders of the Series A Preferred Stock as aforesaid shall accrue on each Series A Dividend Date to the extent payable on such date as hereinabove provided and shall not be cumulative. Should at the time such dividend is payable the Corporation not have available from its authorized but

                                       3.
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unissued Common Stock sufficient shares to pay such dividend, the Corporation shall take all action necessary to amend these Certificate of Incorporation to increase the number of authorized shares of Common Stock so that it may make that dividend payment required by this Certificate.

                    (iii) So long as any shares of Series A Preferred Stock shall be outstanding, the Corporation shall not declare or pay any dividends (other than on the Series B Preferred Stock and the Series C Preferred Stock and other than dividends payable solely in shares of Common Stock or cash in lieu of fractional shares) on any Series A Subordinate Stock or make directly or indirectly, any other distribution in respect of the Series A Subordinate Stock, unless, at the date of such distribution or other payments: (i) all dividends on the then outstanding shares of Series B Preferred Stock for the then current Series B Dividend Date (as defined below) shall have been paid in full and declared and set apart for payment in full, (ii) all redemptions then due and payable pursuant to Section 3(f) of this Article shall have been paid in full or set apart for payment in full, (iii) all dividends on the then outstanding shares of Series C Preferred Stock for the then current Series C Dividend Date (as defined below) shall have been paid in full and declared and set apart in full, (iv) all redemptions then due and payable pursuant to Section 4(f) of this Article shall have been paid in full or set apart for payment in full, (v) all dividends on the then outstanding Series A Preferred Stock for the then current Series A Dividend Date shall have been paid in full and declared and set apart for payment in full, and (vi) all redemptions then due and payable pursuant to
Section 2(f) of this Article shall have been paid in full or set apart for payment in full.

          b.             Voting Rights.
                         -------------

                    (i) Except as otherwise provided herein or by law, the holders of Series A Preferred Stock shall have full voting rights and powers, shall be entitled to vote on all matters as to which holders of the Common Stock shall be entitled to vote, shall vote together with the holders of the Common Stock as a single class and shall be entitled to one vote for each share of Common Stock which would be held by them if all of their shares of Series A Preferred Stock would be converted into shares of Common Stock under Section 2(e) of this Article.

                    (ii) Whenever holders of the Series A Preferred Stock are required or permitted to take any action by vote, such action may be taken without a meeting by written consent, setting forth the action so taken and signed by the holders of all shares of Series A Preferred Stock, except as otherwise expressly provided herein.

          c.             Rights of Liquidation.
                         ---------------------

                    (i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (any such event being hereinafter referred to as a "Liquidation"), before any distribution of assets of the Corporation shall be made to or set apart for the holders of the Common Stock, subject to the prior right of (i) the holders of the Series B Preferred Stock to receive the Series B Liquidation Preference (as defined below) and (ii) the holders of the Series C Preferred Stock to receive the Series C Liquidation Preference (as defined below), in each such case in preference to the Series A Preferred Stock payment, the holders of the Series A Preferred Stock shall be entitled to receive payment out of such assets of the

                                       4.
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Corporation in an amount per share equal to the Series A Stated Value per share
(at the amount of such Series A Stated Value at the time of such Liquidation) for each share of Series A Preferred Stock held (the "Series A Liquidation Preference"), plus any declared but unpaid dividends on such shares of Series A Preferred Stock. If the assets of the Corporation available for distribution to the holders of the Series A Preferred Stock shall not be sufficient to make in full the payments required by this Section 2(c)(i), subject to its prior payment to the holders of the Series B Preferred Stock and the holders of the Series C Preferred Stock, such assets shall be distributed ratably among the holders of the Series A Preferred Stock based upon the aggregate Series A Liquidation Preferences of the shares of Series A Preferred Stock held by each such holder.

                    (ii) If the assets of the Corporation available for distribution to shareholders exceed the aggregate amounts payable pursuant to Sections 4(c)(i), 3(c)(i) and 2(c)(i) of this Article, the remainder of such assets shall be distributed to the holders of Common Stock.

                    (iii) A liquidation, dissolution or winding up of the Corporation or merger or consolidation involving the Corporation or a sale, lease or transfer of all or substantially all of the assets of the Corporation or one transaction or series of related transactions in which more than 50% of the voting power of the Corporation is transferred to new shareholders of the Corporation or other change of control has been effected (other than a Qualifying Public Offering (as defined below)) shall, at the option of holders representing a majority of the Series A Preferred Stock immediately prior to such transaction, be deemed a Liquidation, unless in connection with such transactions the holders of Series A Preferred Stock receive a preferred stock having designations, preferences, terms and conditions that are no less favorable than the designations, preferences, terms and conditions of the Series A Preferred Stock.

                    (iv) Subject to the preferential rights of the Series B Preferred Stock and the Series C Preferred Stock and provided that each of the Series B Preferred Stock and the Series C Preferred Stock received its full liquidation preference, notwithstanding the provisions contained in Section 2(c)(iii) of this Article, in the event of a merger or consolidation involving the Corporation, or a sale, lease or transfer of all or substantially all of the assets of the Corporation, in which a holder of Series A Preferred Stock would receive cash and/or marketable securities (i.e., securities registered under the Securities Act of 1933, as amended, at the time of delivery, or securities committed to be so registered with 60 days after delivery) in an amount less than the aggregate Series A Liquidation Preference of the shares of Series A Preferred Stock held by such holder, together with all declared, accrued and unpaid dividends with respect to such shares of Series A Preferred Stock, then such holder may elect, in lieu of all other rights under the terms of the transaction or this Article, to receive an amount equal to such aggregate Series A Liquidation Preference for such shares of Series A Preferred Stock, together with all such declared, accrued and unpaid dividends on such shares of Series A Preferred Stock. Subject to the preferential rights of the Series B Preferred Stock and the Series C Preferred Stock, and provided that the Series B Preferred Stock and the Series C Preferred ed Stock have received their full liquidation preference, if the holder makes such an election, such holder shall have a priority on all cash and marketable securities received in such transaction to the extent of the aggregate Series A Liquidation Preference for such holder's shares of Series A Preferred Stock and the

                                       5.
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aggregate declared and unpaid dividends with respect thereto. Such election shall be made by the holder by written notice to the Corporation within 30 days after the date of shareholder approval of the transaction (or within 30 days after receiving notice of such transaction from the Corporation if the transaction is not submitted for shareholder approval).

                    (v) Any securities or other non-cash consideration to be delivered to the holders of the Series A Preferred Stock upon any Liquidation in accordance with the terms hereof shall be valued as follows:

                         (a)  If traded on a nationally recognized securities
exchange or inter-dealer quotation system, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 30-day period ending three (3) business days prior to the closing;

                         (b)  If traded over-the-counter, the value shall be
deemed to be the average of the closing bid prices over the 30-day period ending three (3) business days prior to the closing; and

                         (c)  If there is no active public market, the value
shall be the fair market value thereof, as determined in good faith by the Board of Directors of the corporation, which shall include the director designee of the Series B Preferred Stock.

          d.             Actions Requiring the Consent of the Holders of the
                         ---------------------------------------------------
Series A Preferred Stock. As long as any shares of Series A Preferred Stock
------------------------
remain outstanding, the consent of the holders of at least a majority of the shares of the Series A Preferred Stock at the time outstanding, given in person or by proxy, either in writing without a meeting or by vote at a meeting called for such purpose, shall be necessary for effecting or validating any of the following transactions:

               (i) Any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or the Bylaws of the Corporation which (i) materially adversely affects the designations, rights, preferences or powers of the Series A Preferred Stock or of the holders thereof, or (ii) materially decreases the required time for the giving of any notice to which the holders of the Series A Preferred Stock may be entitled; or

               (ii) The issuance of any shares of Series A Preferred Stock other than the shares issuable upon exercise of the Warrants originally issued to NEPA Venture Fund II, L.P. to purchase such Series A Preferred Stock.

          e.        Conversion.
                    ----------

               (i) Right To Convert. A holder of record of any share or shares of Series A Preferred Stock shall have the right at any time, at such holder's option, to convert, without the payment of any additional consideration, each share of Series A Preferred Stock held by such holder into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) the then applicable Series A Stated Value by (ii) the Series A Conversion Factor (as defined in Section 2(e)(iv) of this Article) then in effect for the Series A Preferred Stock. No fractional shares or scrip representing fractional shares shall be issued upon

                                       6.

the conversion of any Series A Preferred Stock. With respect to any fraction of a share of Common Stock called for upon any conversion after completion of the calculation of the aggregate number of shares of Common Stock to be issued to such holder, the Corporation shall pay to such holder an amount in cash equal to any fractional share to which such holder would be entitled, multiplied by the current market value of a share, as unanimously determined in good faith by the Board of Directors of the Corporation.

               (ii)           Mechanics of Conversion. If the holder of shares
                              -----------------------
of Series A Preferred Stock desires to exercise such right of conversion, such holder must give written notice to the Corporation (the "Conversion Notice") of the election by such holder to convert a stated number of shares of Series A Preferred Stock (the "Series A Conversion Shares") into shares of Common Stock on the date specified in the Conversion Notice (which date shall not be earlier than three business days after the date on which the Corporation receives the Conversion Notice (the "Conversion Date")), and by surrender of the certificate or certificates representing such Series A Conversion Shares. The Conversion Notice shall also contain a statement of the name or names (with addresses) in which the certificate or certificates for Common Stock shall be issued. Promptly after the Conversion Date, receipt of the Conversion Notice and the surrender of the Series A Conversion Shares, the Corporation shall issue and deliver, or cause to be delivered, to the holder of the Series A Conversion Shares or such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such Series A Conversion Shares. Such con version shall be deemed to have been effected as of the close of business on the Conversion Date, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the holder or holders of record of such shares of Common Stock as of the close of business on such date.

               (iii)          Common Stock Reserved.  The Corporation shall at
                              ---------------------
all times reserve and keep available out of its authorized but unissued Common Stock, solely for issuance upon the conversion of shares of Series A Preferred Stock as herein provided, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all of the shares of Series A Preferred Stock at the time outstanding.

               (iv)           Conversion Factor.  The initial conversion factor
                              -----------------
for the Series A Preferred Stock shall be .1132239, subject to adjustment in accordance with the provisions in this Section 2(e)(iv). Such conversion factor in effect from time to time, as adjusted upon changes in the Series A Stated Value and pursuant to this Section 2(e)(iv), are referred to herein as the "Series A Conversion Factor." All of the remaining provisions of this Section 2(e)(iv) shall apply separately to the respective Series A Conversion Factors in effect from time to time.

                         (a)       Except as set forth in subsection (ii) below,
in the event that the Corporation shall, at any time or from time to time after the issuance of any shares of Series A Preferred Stock, issue or sell any shares of the capital stock of the Corporation (including treasury shares) or in any manner grant (whether directly or otherwise) any rights to subscribe for or to purchase any capital stock, or any options for the purchase of any capital stock, whether or not such rights or options are immediately exercisable, for a consideration per share or payable in the aggregate upon both the issuance and exercise of any such rights or

                                       7.

options, on a per share basis, less than the amount of the Series A Conversion Factor in effect immediately prior to the time of such issuance or sale, expressed in U.S. Dollars, then, immediately upon such issuance or sale, the Series A Conversion Factor shall be reduced as follows:

                              (1)       The Series A Conversion Factor shall be
reduced to a number determined by multiplying the Series A Conversion Factor in effect immediately prior to such issuance by the following fraction:

                                   A + B
                                   ------
                                      C
                                    -----
                                   A + D

                                   wherein:

     A = the number of Outstanding Shares (as defined in Section 3(e)(iv)(a)(1) below) immediately prior to the subject issuance;

     B =  the aggregate consideration for the shares then being issued;

     C = the Series A Conversion Factor in effect immediately prior to the subject issuance; and

     D =  the number of shares then being issued.

The Series A Conversion Factor shall be further reduced from time to time thereafter whenever any shares are so issued or converted for a price per share lower than the amount of the then Series A Conversion Factor, as adjusted prior to that date. The Series A Conversion Factor shall be further reduced from time to time thereafter whenever any shares are so issued or converted for a price per share lower than the amount of the Series A Conversion Factor, then in effect, as adjusted prior to that date.

                              (2)       In the event that any shares shall be
issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In the event that any shares shall be issued for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. Whenever shares are issued upon the exercise of warrants, options or other conversion rights, the consideration received therefor shall include both the consideration paid upon the issuance and upon the exercise of such warrant, option or other right.

                              (3)       Notwithstanding the foregoing, upon
consent of the holders of 51% of the Series A Preferred Stock then outstanding, no such reduction in the Series A Conversion Factor, as set forth above, shall occur.

                                       8.

                    (b) The adjustment provided for in Section 2(e)(iv)(a) above shall not be made (A) upon the issuance of shares of Common Stock upon the conversion of the Series A Preferred Stock or upon the issuance of Series A Preferred Stock upon the exercise of warrants therefor, (B) upon the grant or exercise of up to 11,000,000 options or rights pursuant to the Company's stock option or purchase plans approved by the Board of Directors of the Company, (C) upon the exercise of any rights to subscribe for or to purchase, or the exercise of up to 43,863,046 options or warrants for the purchase of, any shares of Common Stock, or upon the conversion or exchange of any securities convertible into or exchangeable for shares of Common Stock, in each of the above case, which rights, options, warrants, or conversion or exchange rights are outstanding prior to the adoption of this Certificate of Incorporation, (D) in connection with a merger or acquisition of another business entity by the Corporation approved by the Board of Directors of the Corporation or (E) upon the exercise by ATI Technologies, Inc. of its right to purchase $500,000 of Series B Preferred Stock or its warrants to purchase 245,180 shares of Common Stock (the foregoing are collectively the "Excluded Transactions").

                    (c) Each adjustment in a Series A Conversion Factor shall be calculated to the nearest .000 1.

                    (d) In the event that the Corporation shall, at any time after the issuance of any shares of Series A Preferred Stock, issue any shares of Common Stock (A) by stock dividend or any other distribution upon any stock of the Corporation payable in shares of Common Stock or in shares of Series A Preferred Stock, or (B) by subdivision of its shares of outstanding Common Stock, by reclassification or otherwise, the Series A Conversion Factor then in effect shall be reduced proportionately, and, in like manner, in the event of any combination of shares of Common Stock, by reclassification or otherwise, the Series A Conversion Factor then in effect shall be proportionately increased.

                    (e) In addition to and not in limitation of the foregoing, if any capital reorganization or reclassification of the Common Stock of the Corporation, or consolidation or merger of the Corporation with or into another corporation, or the sale or conveyance of all or substantially all of its assets to another corporation shall be effected, other than due to a "Qualifying Sale" (as defined in Section 2(g) below), then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of the Series A Preferred Stock shall thereafter have the right to receive, in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable with respect to such shares of Series A Preferred Stock upon the exercise of their conversion rights, such shares of stock, securities or assets as would have been issued or payable with respect to or in exchange for the number of outstanding shares of such Common Stock immediately theretofore receivable with respect to such shares of Series A Preferred Stock upon the exercise of such rights had such reorganization, reclassification, consolidation, merger or sale not taken place. In any such case, appropriate provision shall be made with respect to the rights and interests of the holders of the Series A Preferred Stock to the end that such conversion rights (including, without limitation, provisions for adjustment of the Series A Conversion Factor ) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise thereof. The Corporation shall not effect any such consolidation, merger or sale, unless it provides the holders of the Series A Preferred Stock at least 30 days advance notice thereof, and prior to or simultaneously with the

                                       9.

consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets, shall assume by written instrument, executed and mailed or delivered to the holders of the Series A Preferred Stock, the obligation to deliver to such holders the shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive upon conversion of the shares of Series A Preferred Stock held by such holder.

                    (f) If any event occurs as to which the other provisions of this Section 2(e)(iv) are not applicable, or if applicable would not fairly protect the conversion rights of the issued Series A Preferred Stock in accordance with the intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such intent and principles, so as to protect such conversion rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Series A Conversion Factor as otherwise determined pursuant to this Section 2(e)(iv).

               (v)       Stock Transfer Taxes. The issuance of stock
                         --------------------
certificates upon the conversion of the Series A Preferred Stock shall be made without charge to the converting holder for any tax in respect of such issuance. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares in any name other than that of the holder of such shares of Series A Preferred Stock converted, and the Corporation shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

               (vi)      Certificate as to Adjustments. Upon the occurrence of
                         -----------------------------
each adjustment or readjustment of the Series A Conversion Factor, the Corporation, at its expense, promptly shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series A Conversion Factor at the time in effect for the Series A Preferred Stock, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such Series A Preferred Stock owned by such holder.

               (vii)     Notices of Record Date. In the event of any fixing by
                         ----------------------
the Corporation of a record date for the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any shares of Common Stock or other securities, or any right to subscribe for, purchase or otherwise acquire, or any option for the purchase of, any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred Stock at least 30 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                                      10.

                  (viii)   Notices. Any notice required by the provisions of
                           -------
this Section 2(e) of this Article to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, first class postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

          f.   Redemption.
               ----------

                  (i)      Redemption at Option of Holder. At any time after May
                           ------------------------------
4, 2003, each holder of shares of Series A Preferred Stock (hereinafter collectively referred to as the "Series A Redeemable Stock") may, at the option of such holder, require the Corporation to redeem all or any portion of the shares of Series A Redeemable Stock held by such holder in accordance with the provisions contained in this Section 2(f); provided, however, that in no event shall the Corporation redeem any Series A Redeemable Stock on a Series A Redemption Date (as defined below) unless and until (i) the Series B Redemption Price (as defined below) shall be paid on all shares of Series B Redeemable Stock (as defined below) and (ii) the Series C Redemption Price (as defined below) shall be paid on all shares of Series C Redeemable Stock (as defined below), and in no event shall the Corporation be required to redeem any shares in excess of the amount permitted by law; provided, further however, that such inability to redeem shall not have any impact or effect upon the per-share Series A Redemption Price (as hereinafter defined). All redemptions shall be made in the order of the month in which they are received, and, if less than all of the shares submitted for redemption in a particular month are capable of being redeemed, then such shares shall be redeemed subject to the prior rights in full of the holders of Series B Preferred Stock set forth in Section 3(f)(i) and of the holders of Series C Preferred Stock set forth in Section 4(f)(i), on a pro rata basis, based on the number of shares that each shareholder submitted for redemption.

                  (ii)     Redemption Price. The price at which each share of
                           ----------------
Series A Stock shall be redeemed (the "Series A Redemption Price") shall be equal to the sum of all declared and accrued but unpaid dividends respecting such share, plus the highest of: (i) one hundred and ten percent (110%) of the Series A Stated Value at the time of such redemption; (ii) an amount equal to:
(A) twenty times the average of the Corporation's after tax earnings for two consecutive prior full fiscal years, calculated in accordance with generally accepted accounting principles consistently applied, divided by (B) the sum of the number of then outstanding issued and outstanding shares of Common Stock plus the number of issued and outstanding shares of Series A Preferred Stock; or
(iii) the Corporation's book value per share, calculated in accordance with generally accepted accounting principles consistently applied.

                  (iii)    Exercise of Option to Redeem. If a holder of Series A
                           ----------------------------
Redeemable Stock desires to exercise such holder's option to redeem some or all of such holder's shares of Series A Redeemable Stock pursuant to this Section 2(f), such holder must give written notice to the Corporation specifying the number of shares to be redeemed. Redemptions shall be made on a date 15 calendar days after the end of the month in which the Corporation receives such notice (or the first business day thereafter). Each such date of redemption shall be a "Series A Redemption Date." To receive the Series A Redemption Price, the holder of shares of Series A Redeemable Stock must present and surrender the certificate or certificates representing such shares (duly endorsed for transfer) to the Corporation at the principal executive offices of the Corporation no later than three business days prior to the

                                      11.

Series A Redemption Date. The Corporation shall pay the Series A Redemption Price to, or to the order of, the person whose name appears on such certificate or certificates as the owner thereof. If the number of shares represented by the certificate or certificates surrendered shall exceed the number of shares to be redeemed, the Corporation shall issue and deliver on the Series A Redemption Date to the person entitled thereto a certificate or certificates representing the unredeemed balance of such shares.

               (iv)   Effect of Redemption. From and after the Series A
                      --------------------
Redemption Date, unless the Corporation shall default in providing for the payment of the Series A Redemption Price, all dividends (if any) on such shares requested to be redeemed pursuant to this Section 2(f) shall cease to accrue, and all rights of the holders of any shares subject to redemption as shareholders of the Corporation, except the right to receive the Series A Redemption Price, shall cease and terminate. Any shares of Series A Redeemable Stock that are redeemed by the Corporation shall be retired and shall not be reissued (it being understood that if notes have been issued to evidence such redemption obligations, redemption does not occur until such notes and any interest thereon have been paid in full).

               (v)    Failure to Redeem. If the Corporation shall for any reason
                      -----------------
fail to redeem any shares of Series A Redeemable Stock as required by this
Section 2(f), and such failure shall continue for a period of 30 days, then notwithstanding anything to the contrary contained in the Certificate of Incorporation, with respect to all shares of Series A Redeemable Stock then outstanding: (i) the conversion rights set forth in Section 2(e) of this Article hereof shall continue beyond any date for redemption specified in said Section, and said rights may be exercised at any time; (ii) the Corporation may not incur any indebtedness for money borrowed or borrow or reborrow any amounts under any lines of credit which it may then have outstanding without the prior written consent of the holders of at least 67% of the then outstanding shares of Series A Redeemable Stock, unless the proceeds of such incurrence of such indebtedness or borrowing or reborrowing are to be used to make all redemptions then required to be made; and (iii) dividends shall continue to accrue and be paid in accordance with Section 2(a) of this Article, and, to the extent not paid, shall be added to the Series A Redemption Price. Nothing herein shall limit the Corporation's obligations to redeem as set forth above, or limit the remedies available to the holders of Series A Redeemable Stock in the event of a failure of the Corporation to honor such obligations.

          g.   Mandatory Conversion on Qualifying Sale. The Corporation shall
               ---------------------------------------
have the right, at its option, to cause the conversion of all, but not less than all, of the shares of Series A Preferred Stock into fully paid and nonassessable shares of Common Stock in the event of a merger or consolidation involving the Corporation, or a sale, lease or transfer of all or substantially all of the assets of the Corporation, in which the shareholders of the Corporation, in the aggregate, receive cash and/or marketable securities (i.e., securities registered under the Securities Act of 1933, as amended, at the time of delivery, or securities committed to be so registered with 60 days after delivery) in a net aggregate amount of not less than $7,500,000 (a "Qualifying Sale"). A Qualifying Sale shall result in a Mandatory Conversion (as defined below), and the Mandatory Conversion Date (as defined below) which such Mandatory Conversion of the Series A Preferred Stock shall be deemed to occur is the date on which the shareholders of the Corporation receive, in a closing, the net consideration attributable to the Qualifying Sale.

                                      12.

          3.   Series B Preferred Stock.
               -------------------------

             a.   Dividends.
                  ---------

                    (i) So long as any shares of Series B Preferred Stock shall be outstanding, the Corporation shall not declare or pay any dividends (other than dividends payable solely in shares of Common Stock or cash in lieu of fractional shares) on the Series A Preferred Stock or the Common Stock or any other class of stock with designations, rights, preferences, terms and conditions subordinate to the Series B Preferred Stock (collectively, including the Common Stock, the "Subordinate Stock"), make, directly or indirectly, any other distribution in respect to the Subordinate Stock, unless, on the date of such distribution or other payment, all payments then due and payable pursuant to these Certificate of Incorporation this Certificate shall have been paid in full or set apart for payment in full.

                    (ii) From and after the date on which any shares of Series B Preferred Stock are issued, the holders of Series B Preferred Stock shall be entitled to receive, in preference to the holders of the Subordinate Stock and pari passu with the holders of the Series C Preferred Stock, dividends at the annual rate of 8% of the stated value per share of Series B Preferred Stock, which shall initially be $0.83, and which shall be adjusted for stock splits, stock dividends, recapitalizations, reclassifications, and similar events that affect the number of outstanding shares of Series B Preferred Stock (the "Series B Stated Value"). Such dividends shall be paid as declared, fifty percent in cash and fifty percent in shares of Common Stock, on the last business day of each year (such business day being hereinafter referred to as the "Series B Dividend Date"), to holders of shares of Series B Preferred Stock as they appear on the stock register of the Corporation on the Record Date fixed by the Board of Directors, which Record Date shall not be more than 60 days prior to the Series B Dividend Date and shall not precede the date on which the resolution fixing such Record Date is adopted. The Common Stock issued pursuant to this Section 3(a) shall be valued at the lower of (i) its then existing fair market value as determined by the Board of Directors or (ii) the Series B Stated Value. The foregoing dividends shall become due and payable when, as and if declared by the Board of Directors of the Corporation and shall be paid to the holders of the Series B Preferred Stock to the extent permitted by law. The dividends payable to the holders of the Series B Preferred Stock as aforesaid shall accrue on each Series B Dividend Date to the extent payable on such date as hereinabove provided and shall not be cumulative. Should at the time such dividend is payable the Corporation not have available from its authorized but unissued Common Stock sufficient shares to pay such dividend, the Corporation shall take all action necessary to amend this Certificate of Incorporation to increase the number of authorized shares of Common Stock so that it may make that dividend payment required by this Certificate.

                    (iii) So long as any shares of Series B Preferred Stock shall be outstanding, the Corporation shall not declare or pay any dividends (other than dividends payable solely in shares of Common Stock or cash in lieu of fractional shares) on any Subordinate Stock or make directly or indirectly, any other distribution in respect of the Subordinate Stock or payment on account of the redemption, purchase or other acquisition of such stock, unless, at the date of such distribution or other payments: (i) all declared dividends on the then outstanding shares of Series B Preferred Stock for the then current Series B Dividend Date shall have been paid in full and declared and set apart for payment in full, (ii) all redemptions then due and

                                      13.

payable pursuant to Section 3(f) of this Article shall have been paid in full or set apart for payment in full, (iii) all declared dividends on the then outstanding shares of Series C Preferred stock for the then current Series C Dividend Date (as defined below) shall have been paid in full and declared and set apart for payment in full, and (iv) all redemptions then due and payable pursuant to Section 4(f) of this Article shall have been paid in full or set apart for payment in full.

          b.   Voting Rights.
               -------------

                    (i) Except as otherwise provided herein or by law, the holders of Series B Preferred Stock shall have full voting rights and powers, shall be entitled to vote on all matters as to which holders of the Common Stock shall be entitled to vote, shall vote together with the holders of the Common Stock as a single class and shall be entitled to one vote for each share of Common Stock which would be held by them if all of their shares of Series B Preferred Stock would be converted into shares of Common Stock under Section 3(e) of this Article.

                    (ii) Unless otherwise approved by the Board of Directors in which the Director designated in accordance with this subsection (ii) votes with the majority or by the holders of the Common Stock and the holders of Series B Preferred Stock, voting together as a single class, the Board of Directors shall consist of not fewer than two (2) and not more than five (5) directors. The holders of the Series B Preferred Stock shall have the exclusive and special right to elect one (1) member of such Board of Directors of the Corporation and to remove and replace such director (the "Series B Director"). The Series B Director shall be a member of all committees of the Board of Directors and all committees of the Board of Directors shall consist of not less than two and not more than three members. The Series B Director shall be elected, removed, and replaced by the vote of the holders of the majority of the shares of Series B Preferred Stock then outstanding. The right of the holders of the Series B Preferred Stock contained in this Section 3(b)(ii) may be exercised either at a special meeting of the holders of the Series B Preferred Stock, or at any annual or special meeting of the shareholders of the Corporation, or by written consent of the holders of the Series B Preferred Stock in lieu of a meeting. Upon the request of the holders of record of at least 33% of the Series B Preferred Stock then outstanding, the secretary of the Corporation shall call a special meeting of the holders of such Series B Preferred Stock for the purpose of (i) removing and replacing the Series B Director and/or (ii) electing a director to fill a vacancy in the directorships authorized to be filled by the holders of such Series B Preferred Stock pursuant to this Section 3(b)(ii) of this Article. Such meeting shall be held at the earliest practicable date.

                    (iii) A vacancy in the directorships to be elected by the holders of Series B Preferred Stock pursuant to Section 3(b)(ii) of this Article may be filled only by a vote, in person or by proxy, at a meeting of the holders of the Series B Preferred Stock then outstanding or by written consent in lieu of a meeting of the holders of the majority of the shares of the Series B Preferred Stock then outstanding.

                    (iv) Whenever holders of the Series B Preferred Stock are required or permitted to take any action by vote, such action may be taken without a meeting by written consent, setting forth the action so taken and signed by the holders of all shares of Series B Preferred Stock, except as otherwise expressly provided herein.

                                      14.

          c.   Rights of Liquidation.
               ---------------------

                    (i) In the event of any Liquidation, before any distribution of assets of the Corporation shall be made to or set apart for the holders of the Subordinate Stock and pari passu with any distribution of assets of the Corporation which shall be made to or set apart for the Series C Preferred Stock, the holders of the Series B Preferred Stock shall be entitled to receive payment out of such assets of the Corporation, prior to any payment in respect of the Series A Preferred Stock and Common Stock, in an amount per share equal to the Series B Stated Value per share (at the amount of such Series B Stated Value at the time of such Liquidation) for each share of Series B Preferred Stock held, plus any declared but unpaid dividends on such shares of Series B Preferred Stock (the "Series B Liquidation Preference"). If the assets of the Corporation available for distribution to the holders of the Series B Preferred Stock and the holders of the Series C Preferred Stock shall not be sufficient to make in full the payments required by this Section 3(c)(i) and
Section 4(c)(i) of this Article, such assets shall be distributed ratably among the holders of the Series B Preferred Stock and the holders of the Series C Preferred Stock based upon the aggregate Series B Liquidation Preferences of the shares of Series B Preferred Stock and the aggregate Series C Liquidation Preferences (as defined below) of the shares of Series C Preferred Stock, as applicable, held by each such holder.

                    (ii) If the assets of the Corporation available for distribution to shareholders exceed the aggregate amounts payable pursuant to Sections 3(c)(i) and 4(c)(i) of this Article, the remainder of such assets shall be distributed to the holders of Series A Preferred Stock and Common Stock in accordance with Section 2(c)(i) and 2(c)(ii) of this Article.

                    (iii) A liquidation, dissolution or winding up of the Corporation or merger or consolidation involving the Corporation or a sale, lease or transfer of all or substantially all of the assets of the Corporation or one transaction or series of related transactions in which more than 50% of the voting power of the Corporation is transferred to new shareholders of the Corporation or other change of control has been effected (other than a Qualifying Public Offering) shall, at the option of holders representing a majority of the Series B Preferred Stock and the Series C Preferred Stock voting together as a single class immediately prior to such transaction, be deemed a Liquidation, unless in connection with such transaction, the holders of Series B Preferred Stock and Series C Preferred Stock receive a preferred stock having designations, preferences, terms and conditions that are no less favorable than the designations, preferences, terms and conditions of the Series B Preferred Stock and the Series C Preferred Stock.

                    (iv) Provided the Series B Preferred Stock has not received its full liquidation preference, notwithstanding the provisions contained in Section 3(c)(iii) of this Article, in the event of a merger or consolidation involving the Corporation, or a sale, lease or transfer of all or substantially all of the assets of the Corporation, in which a holder of Series B Preferred Stock would receive cash and/or marketable securities (i.e., securities registered under the Securities Act of 1933, as amended, at the time of delivery, or securities committed to be so registered with 60 days after delivery) in an amount less than the aggregate Series B Liquidation Preference of the shares of Series B Preferred Stock held by such holder, together with all declared, accrued and unpaid dividends with respect to such shares of Series B Preferred Stock, then such holder may elect, in lieu of all other rights under the terms of the transaction or this

                                      15.

Article, to receive an amount equal to such aggregate Series B Liquidation Preference for such shares of Series B Preferred Stock, together with all such declared, accrued and unpaid dividends on such shares of Series B Preferred Stock prior and in preference to Series A Preferred Stock and Common Stock payments and pari passu with the Series C Preferred Stock. If the holder makes such an election, such holder shall have a priority on all cash and marketable securities received in such transaction to the extent of the aggregate Series B Liquidation Preference for such holder's shares of Series B Preferred Stock and the aggregate declared and unpaid dividends with respect thereto prior and in preference to Series A Preferred Stock payments, but shall be pari passu with the Series C Preferred Stock with respect to the right to receive such cash and securities. Such election shall be made by the holder by written notice to the Corporation within 30 days after the date of shareholder approval of the transaction (or within 30 days after receiving notice of such transaction from the Corporation if the transaction is not submitted for shareholder approval).

                    (v) Any securities or other non-cash consideration to be delivered to the holders of the Series B Preferred Stock upon any Liquidation in accordance with the terms hereof shall be valued as follows:

                            (a) If traded on a nationally recognized securities
exchange or inter-dealer quotation system, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 30-day period ending three (3) business days prior to the closing;

                            (b) If traded over-the-counter, the value shall be
deemed to be the average of the closing bid prices over the 30-day period ending three (3) business days prior to the closing; and

                            (c) If there is no active public market, the value
shall be the fair market value thereof, as determined in good faith by the Board of Directors of the corporation, which shall include the director designee of the Series B Preferred Stock.

          d.        Actions Requiring the Consent of the Holders of the Series B
                    ------------------------------------------------------------
Preferred Stock. As long as any shares of Series B Preferred Stock remain
---------------
outstanding, the consent of the holders of at least a majority of the shares of the Series B Preferred Stock at the time outstanding, given in person or by proxy, either in writing without a meeting or by vote at a meeting called for such purpose, shall be necessary for effecting or validating any of the following transactions:

                    (i) Any amendment, alteration or repeal of any of the provisions of the Article of Incorporation or the Bylaws of the Corporation which (i) increases the number of authorized shares of any class of capital stock, (ii) decreases the authorized number of shares of Series B Preferred Stock, (iii) adversely affects the designations, rights, preferences or powers of the Series B Preferred Stock or of the holders thereof, or (iv) decreases the required time for the giving of any notice to which the holders of the Series B Preferred Stock may be entitled;

                                      16.

                    (ii) The creation, authorization or issuance of any additional shares of any class or series of capital stock, any rights to acquire any shares of any class or series of capital stock or any other security;

                    (iii) The sale, lease or other disposition of (whether in one transaction or a series of related transactions) all or substantially all of the assets of the Corporation;

                    (iv) The merger with or into or consolidation of the Corporation with another entity;

                    (v) The voluntary dissolution, liquidation or winding-up of the Corporation's operations;

                    (vi) The declaration or making of dividend payments or any distributions of cash, property or securities of the Corporation on any shares of its Common Stock or any other class of its capital stock.

                    (vii) The creation, reclassification or obligation of the Corporation to create or reclassify any class or series of shares having preference over or being on a parity with the Series B Preferred Stock;

                    (viii) The entering into of any agreement or arrangement or the taking of any other action that eliminates, amends, restricts or otherwise adversely affects the rights of the holders of the Series B Preferred Stock or the Corporation's ability to perform its obligations hereunder;

                    (ix) The increase in the size of the Board of Directors to more than seven (7) members; or

                    (x) The amendment to Section 3 of this Article or any other amendment to this Certificate of Incorporation or any amendment to the Bylaws of the Corporation that eliminates, amends or restricts the rights and preferences of or otherwise adversely affects the holders of the Series B Preferred Stock.

          Further, the Corporation shall not, by amendment of this Certificate of Incorporation or through any extraordinary transaction or other reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation and each subsidiary of the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of
Section 3 of this Article and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series B Preferred Stock set forth in this Certificate of Incorporation against impairment. Any successor to the Corporation or any subsidiary of the Corporation shall agree, as a condition to such succession, to carry out and observe the obligations of the Corporation hereunder with respect to the Series B Preferred Stock.

                                      17.

               e.      Conversion.
                       ----------

                    (i)     Right To Convert. A holder of record of any share or
                            ----------------
shares of Series B Preferred Stock shall have the right at any time, at such holder's option, to convert, without the payment of any additional consideration, each share of Series B Preferred Stock held by such holder into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) the then applicable Series B Stated Value by (ii) the Series B Conversion Factor (as defined in Section 3(e)(iv) of this Article) then in effect for the Series B Preferred Stock. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any Series B Preferred Stock. With respect to any fraction of a share of Common Stock called for upon any conversion after completion of the calculation of the aggregate number of shares of Common Stock to be issued to such holder, the Corporation shall pay to such holder an amount in cash equal to any fractional share to which such holder would be entitled, multiplied by the current market value of a share, as unanimously determined in good faith by the Board of Directors of the Corporation.

                    (ii)    Mechanics of Conversion. If the holder of shares of
                            -----------------------
Series B Preferred Stock desires to exercise such right of conversion, such holder must give the Corporation a Conversion Notice of the election by such holder to convert a stated number of shares of Series B Preferred Stock (the "Series B Conversion Shares") into shares of Common Stock on the Conversion Date, and by surrender of the certificate or certificates representing such Series B Conversion Shares. The Conversion Notice shall also contain a statement of the name or names (with addresses) in which the certificate or certificates for Common Stock shall be issued. Promptly after the Conversion Date, receipt of the Conversion Notice and the surrender of the Series B Conversion Shares, the Corporation shall issue and deliver, or cause to be delivered, to the holder of the Series B Conversion Shares or such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such Series B Conversion Shares. Such conversion shall be deemed to have been effected as of the close of business on the Conversion Date, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the holder or holders of record of such shares of Common Stock as of the close of business on such date.

                    (iii)   Common Stock Reserved. The Corporation shall at all
                            ---------------------
times reserve and keep available out of its authorized but unissued Common Stock, solely for issuance upon the conversion of shares of Series B Preferred Stock as herein provided, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all of the shares of Series B Preferred Stock at the time outstanding.

                    (iv)    Conversion Factor. The initial conversion factor for
                            -----------------
the Series B Preferred Stock shall be $0.83, subject to adjustment in accordance with the provisions in 3(e)(iv) of this Article. Such respective conversion factor in effect from time to time, as adjusted upon changes in the Series B Stated Value and pursuant to this Section 3(e)(iv), is referred to herein as the "Series B Conversion Factor." All of the remaining provisions of this Section 3(e)(iv) shall apply separately to the respective Series B Conversion Factors in effect from time to time.

                                      18.

                         (a)   In the event that the Corporation shall, at any
time or from time to time after the issuance of any shares of Series B Preferred Stock, issue or sell any shares of the capital stock of the Corporation or in any manner grant (whether directly or otherwise) any rights to subscribe for or to purchase any capital stock, any securities exchangeable for or convertible into any capital stock or any options for the purchase of any capital stock, whether or not such rights, convertible securities or options are immediately exercisable, including treasury shares but excluding (i) any Excluded Transaction or the shares of Common Stock issuable upon the conversion of shares of Series A Preferred Stock, Series B Preferred Stock, the Series C Preferred Stock or the Convertible Promissory Notes for a consideration per share or payable in the aggregate upon both the issuance and exercise of any such rights or options, on a per share basis, less than the amount of the Series B Conversion Factor in effect immediately prior to the time of such issuance or sale, expressed in U.S. Dollars, then, immediately upon such issuance or sale, the Series B Conversion Factor shall be reduced as follows:

                              (1) The Series B Conversion Factor shall be
reduced to a number determined by multiplying the Series B Conversion Factor in effect immediately prior to such issuance by the following fraction:

                               A +  B
                               -------
                                   C
                               -------
                               A +  D
                               wherein:

     A = the number of Outstanding Shares immediately prior to the subject issuance;

     B =  the aggregate consideration for the shares then being issued;

     C = the Series B Conversion Factor in effect immediately prior to the subject issuance; and

     D =  the number of shares then being issued.

     "Outstanding Shares" shall mean the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such additional shares of Common Stock (excluding treasury shares but including all shares of Common Stock, Series C Preferred Stock, Series B Preferred Stock or Series A Preferred Stock issuable upon conversion or exercise of any outstanding Preferred Stock,
options, warrants, rights or convertible securities).   The Series B Conversion
Factor shall be further reduced from time to time thereafter whenever any shares are so issued or converted for a price per share lower than the amount of the then Series B Conversion Factor, as adjusted prior to that date.

                              (2) In the event that any shares shall be issued
or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In the event that any shares shall be issued for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be

                                      19.

the fair value of such consideration, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. Whenever shares are issued upon the exercise of warrants, options or other conversion rights, the consideration received therefor shall include both the consideration paid upon the issuance and upon the exercise of such warrant, option or other right. If the consideration per share provided for in any options or rights to subscribe for shares of Common Stock or any securities exchangeable for or convertible into shares of Common Stock, changes at any time, the Series B Conversion Factor in effect at the time of such change shall be readjusted to the Series B Conversion Factor which would have been in effect at such time had such options or convertible securities provided for such changed consideration per share (determined as provided in Section 3(e)(iv)(a)(1) hereof), at the time initially
               --------
granted, issued or sold; provided, that such adjustment of the Series B Conversion Factor will be made only as and to the extent that the Series B Conversion Factor effective upon such adjustment remains less than or equal to the Series B Conversion Factor that would be in effect if such options, rights or securities had not been issued.

                         (b) Each adjustment in a Series B Conversion Factor
shall be calculated to the nearest .0001.

                         (c) In the event that the Corporation shall, at any
time after the issuance of any shares of Series B Preferred Stock, issue any shares of Common Stock (A) by stock dividend or any other distribution upon any stock of the Corporation payable in shares of Subordinate Stock or in shares of Series B Preferred Stock, or (B) by subdivision of its shares of outstanding Common Stock, by reclassification or otherwise, the Series B Conversion Factor then in effect shall be reduced proportionately, and, in like manner, in the event of any combination of shares of Common Stock, by reclassification or otherwise, the Series B Conversion Factor then in effect shall be proportionately increased.

                    (d) In addition to and not in limitation of the foregoing, if any capital reorganization or reclassification of the Common Stock of the Corporation, or consolidation or merger of the Corporation with or into another corporation, or the sale or conveyance of all or substantially all of its assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of the Series B Preferred Stock shall thereafter have the right to receive, in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable with respect to such shares of Series B Preferred Stock upon the exercise of their conversion rights, such shares of stock, securities or assets as would have been issued or payable with respect to or in exchange for the number of outstanding shares of such Common Stock immediately theretofore receivable with respect to such shares of Series B Preferred Stock upon the exercise of such rights had such reorganization, reclassification, consolidation, merger or sale not taken place. In any such case, appropriate provision shall be made with respect to the rights and interests of the holders of the Series B Preferred Stock to the end that such conversion rights (including, without limitation, provisions for adjustment of the Series B Conversion Factor) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise thereof. The Corporation shall not effect any such consolidation, merger or sale, unless it provides the holders of the Series B Preferred Stock at least 30 days advance notice thereof, and

                                      20.

prior to or simultaneously with the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets, shall assume by written instrument, executed and mailed or delivered to the holders of the Series B Preferred Stock, the obligation to deliver to such holders the shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive upon conversion of the shares of Series B Preferred Stock held by such holder.

                    (e) If any event occurs as to which the other provisions of this Section 3(e)(iv) are not strictly applicable, or if strictly applicable would not fairly protect the conversion rights of the issued Series B Preferred Stock in accordance with the intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such intent and principles, so as to protect such conversion rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Series B Conversion Factor as otherwise determined pursuant to this Section 3(e)(iv).

               (v)       Stock Transfer Taxes. The issuance of stock
                         --------------------
certificates upon the conversion of the Series B Preferred Stock shall be made without charge to the converting holder for any tax in respect of such issuance. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares in any name other than that of the holder of such shares of Series B Preferred Stock converted, and the Corporation shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

               (vi)      Certificate as to Adjustments. Upon the occurrence of
                         -----------------------------
each adjustment or readjustment of the Series B Conversion Factor, the Corporation, at its expense, promptly shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series B Conversion Factor at the time in effect for the Series B Preferred Stock, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such Series B Preferred Stock owned by such holder.

               (vii)     Notices of Record Date. In the event of any fixing by
                         ----------------------
the Corporation of a record date for the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any shares of Common Stock or other securities, or any right to subscribe for, purchase or otherwise acquire, or any option for the purchase of, any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series B Preferred Stock at least 30 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the

                                      21.

purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

               (viii)    Notices. Any notice required by the provisions of this
                         -------
Section 3(e) to be given to the holders of shares of Series B Preferred Stock shall be deemed given if deposited in the United States mail, first class postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

          f.   Redemption.
               ----------

               (i)    Redemption at Option of Holder. At any time after May 4,
                      ------------------------------
2003, each holder of shares of Series B Preferred Stock (hereinafter collectively referred to as the "Series B Redeemable Stock") may, at the option of such holder, require the Corporation to redeem all or any portion of the shares of Series B Redeemable Stock held by such holder in accordance with the provisions contained in this Section 3(f). In no event shall the Corporation be required to redeem shares in excess of the amount permitted by law; provided,
                                                                    --------
however, that such inability to redeem shall not have any impact or effect upon
-------
the per-share Series B Redemption Price (as hereinafter defined). All redemptions shall be made in the order of the month in which any shares of the Corporation's capital stock entitled to redemption are received, and, if less than all of the shares submitted for redemption in a particular month are capable of being redeemed, then all such shares shall be redeemed on a pro rata basis, based on the aggregate redemption prices for the shares that each shareholder submitted for redemption.

               (ii)   Redemption Price. The price at which each share of Series
                      ----------------
B Preferred Stock shall be redeemed (the "Series B Redemption Price") shall be equal to the sum of all declared and accrued but unpaid dividends respecting such share, plus the highest of: (i) one hundred and ten percent (110%) of the Series B Stated Value at the time of such redemption; (ii) an amount equal to:
(A) twenty times the average of the Corporation's after tax earnings for two consecutive prior full fiscal years, calculated in accordance with generally accepted accounting principles consistently applied, divided by (B) the sum of the number of then outstanding issued and outstanding shares of Common Stock plus the number of issued and outstanding shares of Series B Preferred Stock; or
(iii) the Corporation's book value per share as of the Series B Redemption Date (as defined below), calculated in accordance with generally accepted accounting principles consistently applied.

               (iii)  Exercise of Option to Redeem. If a holder of Series B
                      ----------------------------
Redeemable Stock desires to exercise such holder's option to redeem some or all of such holder's shares of Series B Redeemable Stock pursuant to this Section 3(f), such holder must give written notice to the Corporation, each other holder of Series B Redeemable Stock and each holder of Series C Redeemable Stock (as defined below) specifying the number of shares to be redeemed. Redemptions shall be made on a date 15 calendar days after the end of the month in which the Corporation receives such initial notice (or the first business day thereafter), unless prior to such time the Corporation receives any additional written redemption notices from holders of Series B Redeemable Stock or Series C Redeemable Stock, in which case Redemptions shall be made on a date 30 calendar days after the end of the month in which the Corporation receives such initial notice (or the first business day thereafter). Each such date of redemption shall be a "Series B Redemption Date." To receive the Series B Redemption Price,

                                      22.

the holder of shares of Series B Redeemable Stock must present and surrender the certificate or certificates representing such shares (duly endorsed for transfer) to the Corporation at the principal executive offices of the Corporation no later than three business days prior to the Series B Redemption Date. The Corporation shall pay the Series B Redemption Price to, or to the order of, the person whose name appears on such certificate or certificates as the owner thereof. If the number of shares represented by the certificate or certificates surrendered shall exceed the number of shares to be redeemed, the Corporation shall issue and deliver on the Series B Redemption Date to the person entitled thereto a certificate or certificates representing the unredeemed balance of such shares.

               (iv)   Effect of Redemption. From and after the Series B
                      --------------------
Redemption Date, unless the Corporation shall default in providing for the payment of the Series B Redemption Price, all dividends (if any) on such shares requested to be redeemed pursuant to this Section 3(f) shall cease to accrue, and all rights of the holders of any shares subject to redemption as shareholders of the Corporation, except the right to receive the Series B Redemption Price, shall cease and terminate. Any shares of Series B Redeemable Stock that are redeemed by the Corporation shall be retired and shall not be reissued (it being understood that if notes have been issued to evidence such redemption obligations, redemption does not occur until such notes and any interest thereon have been paid in full).

               (v)    Failure to Redeem. If the Corporation shall for any reason
                      -----------------
fail to redeem any shares of Series B Redeemable Stock as required by this
Section 3(f), and such failure shall continue for a period of 30 days, then notwithstanding anything to the contrary contained in the Certificate of Incorporation, with respect to all shares of Series B Redeemable Stock then outstanding: (i) the conversion rights set forth in Section 3(e) of this Article hereof shall continue beyond any date for redemption specified in said Section, and said rights may be exercised at any time; (ii) the Corporation may not incur any indebtedness for money borrowed or borrow or reborrow any amounts under any lines of credit which it may then have outstanding without the prior written consent of the holders of at least 67% of the then outstanding shares of Series B Redeemable Stock, unless the proceeds of such incurrence of such indebtedness or borrowing or reborrowing are to be used to make all redemptions then required to be made; and (iii) dividends shall continue to accrue and be paid in accordance with Section 3(a) of this Article, and, to the extent not paid, shall be added to the Series B Redemption Price. Nothing herein shall limit the Corporation's obligations to redeem as set forth above, or limit the remedies available to the holders of Series B Redeemable Stock in the event of a failure of the Corporation to honor such obligations.

     4.   Series C Preferred Stock.
          ------------------------

         a.      Dividends.
                 ---------

               (i) So long as any shares of Series C Preferred Stock shall be outstanding, the Corporation shall not declare or pay any dividends (other than dividends payable solely in shares of Common Stock or cash in lieu of fractional shares) on the Subordinate Stock, make, directly or indirectly, any other distribution in respect to the Subordinate Stock, unless, on the date of such distribution or other payment, all payments then due and payable pursuant to

                                      23.

these Certificate of Incorporation this Certificate shall have been paid in full or set apart for payment in full.

               (ii) From and after the date on which any shares of Series C Preferred Stock are issued, the holders of Series C Preferred Stock shall be entitled to receive, in preference to the holders of the Subordinate Stock and pari passu with the holders of the Series B Preferred Stock, dividends at the annual rate of 8% of the stated value per share of Series C Preferred Stock, which shall initially be $1.43, and which shall be adjusted for stock splits, stock dividends, recapitalizations, reclassifications, and similar events that affect the number of outstanding shares of Series C Preferred Stock (the "Series C Stated Value"). Such dividends shall be paid as declared in cash on the last business day of each year (such business day being hereinafter referred to as the "Series C Dividend Date"), to holders of shares of Series C Preferred Stock as they appear on the stock register of the Corporation on the Record Date fixed by the Board of Directors, which Record Date shall not be more than 60 days prior to the Series C Dividend Date and shall not precede the date on which the resolution fixing such Record Date is adopted. The foregoing dividends shall become due and payable when, as and if declared by the Board of Directors of the Corporation and shall be paid to the holders of the Series C Preferred Stock to the extent permitted by law. The dividends payable to the holders of the Series C Preferred Stock as aforesaid shall accrue on each Series C Dividend Date to the extent payable on such date as hereinabove provided and shall be cumulative.

               (iii) So long as any shares of Series C Preferred Stock shall be outstanding, the Corporation shall not declare or pay any dividends (other than dividends payable solely in shares of Common Stock or cash in lieu of fractional shares) on any Subordinate Stock or make directly or indirectly, any other distribution in respect of the Subordinate Stock or payment on account of the redemption, purchase or other acquisition of such stock, unless, at the date of such distribution or other payments: (i) all declared dividends on the then outstanding shares of Series B Preferred Stock for the then current Series B Dividend Date shall have been paid in full and declared and set apart for payment in full, (ii) all redemptions then due and payable pursuant to Section 3(f) of this Article shall have been paid in full or set apart for payment in full, (iii) all declared dividends on the then outstanding shares of Series C Preferred stock for the then current Series C Dividend Date (as defined below) shall have been paid in full and declared and set apart for payment in full, and
(iv) all redemptions then due and payable pursuant to Section 4(f) of this Article shall have been paid in full or set apart for payment in full.

         b.      Voting Rights.
                 -------------

               (i) Except as otherwise provided herein or by law, the holders of Series C Preferred Stock shall have full voting rights and powers, shall be entitled to vote on all matters as to which holders of the Common Stock shall be entitled to vote, shall vote together with the holders of the Common Stock as a single class and shall be entitled to one vote for each share of Common Stock which would be held by them if all of their shares of Series C Preferred Stock would be converted into shares of Common Stock under Section 4(e) of this Article.

               (ii) Whenever holders of the Series C Preferred Stock are required or permitted to take any action by vote, such action may be taken without a meeting by

                                      24.

written consent, setting forth the action so taken and signed by the holders of all shares of Series C Preferred Stock, except as otherwise expressly provided herein.

         c.      Rights of Liquidation.
                 ---------------------

               (i) In the event of any Liquidation, before any distribution of assets of the Corporation shall be made to or set apart for the holders of the Subordinate Stock and pari passu with any distribution of assets of the Corporation which shall be made to or set apart for the Series B Preferred Stock, the holders of the Series C Preferred Stock shall be entitled to receive payment out of such assets of the Corporation, prior to any payment in respect of the Series A Preferred Stock and Common Stock in an amount per share equal to the Series C Stated Value per share (at the amount of such Series C Stated Value at the time of such Liquidation) for each share of Series C Preferred Stock held, plus any declared but unpaid dividends on such shares of Series B Preferred Stock (the "Series C Liquidation Preference"). If the assets of the Corporation available for distribution to the holders of the Series B Preferred Stock and the holders of the Series C Preferred Stock shall not be sufficient to make in full the payments required by this Section 4(c)(i) and Section 3(c)(i) of this Article, such assets shall be distributed ratably among the holders of the Series B Preferred Stock and the holders of the Series C Preferred Stock based upon the aggregate Series B Liquidation Preferences of the shares of Series B Preferred Stock and the aggregate Series C Liquidation Preferences (as defined below) of the shares of Series C Preferred Stock, as applicable, held by each such holder.

               (ii) If the assets of the Corporation available for distribution to shareholders exceed the aggregate amounts payable pursuant to Sections 3(c)(i) and 4(c)(i) of this Article, the remainder of such assets shall be distributed to the holders of Series A Preferred Stock and Common Stock in accordance with Section 2(c)(i) and 2(c)(ii) of this Article.

               (iii) A liquidation, dissolution or winding up of the Corporation or merger or consolidation involving the Corporation or a sale, lease or transfer of all or substantially all of the assets of the Corporation or one transaction or series of related transactions in which more than 50% of the voting power of the Corporation is transferred to new shareholders of the Corporation or other change of control has been effected (other than a Qualifying Public Offering) shall, at the option of holders representing a majority of the Series B Preferred Stock and the Series C Preferred Stock voting together as a single class immediately prior to such transaction, be deemed a Liquidation, unless in connection with such transaction, the holders of Series B Preferred Stock and Series C Preferred Stock receive a preferred stock having designations, preferences, terms and conditions that are no less favorable than the designations, preferences, terms and conditions of the Series B Preferred Stock and the Series C Preferred Stock.

               (iv) Provided the Series C Preferred Stock has not received its full liquidation preference, notwithstanding the provisions contained in Section 4(c)(iii) of this Article, in the event of a merger or consolidation involving the Corporation, or a sale, lease or transfer of all or substantially all of the assets of the Corporation, in which a holder of Series C Preferred Stock would receive cash and/or marketable securities (i.e., securities registered under the Securities Act of 1933, as amended, at the time of delivery, or securities committed to be so registered with 60 days after delivery) in an amount less than the aggregate Series C Liquidation

                                      25.

Preference of the shares of Series C Preferred Stock held by such holder, together with all declared and unpaid dividends with respect to such shares of Series C Preferred Stock, then such holder may elect, in lieu of all other rights under the terms of the transaction or this Certificate, to receive an amount equal to such aggregate Series C Liquidation Preference for such shares of Series C Preferred Stock, together with all such declared and unpaid dividends on such shares of Series C Preferred Stock prior and in preference to Series A Preferred Stock and Common Stock payments and pari passu with the Series B Preferred Stock. If the holder makes such an election, such holder shall have a priority on all cash and marketable securities received in such transaction to the extent of the aggregate Series C Liquidation Preference for such holder's shares of Series C Preferred Stock and the aggregate declared and unpaid dividends with respect thereto prior and in preference to Series A Preferred Stock and Common Stock payments, but pari passu with the Series B Preferred Stock with respect to the right to receive such cash and securities. Such election shall be made by the holder by written notice to the Corporation within 30 days after the date of shareholder approval of the transaction (or within 30 days after receiving notice of such transaction from the Corporation if the transaction is not submitted for shareholder approval).

               (v) Any securities or other non-cash consideration to be delivered to the holders of the Series C Preferred Stock upon any Liquidation in accordance with the terms hereof shall be valued as follows:

                    (a) If traded on a nationally recognized securities exchange or inter-dealer quotation system, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the 30-day period ending three (3) business days prior to the closing;

                    (b) If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) business days prior to the closing; and

                    (c) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the corporation.

     d.             Actions Requiring the Consent of the Holders of the Series C
                    ------------------------------------------------------------
Preferred Stock.
---------------

               (i) As long as any shares of Series C Preferred Stock remain outstanding, the consent of the holders of at least a majority of the shares of the Series C Preferred Stock and the Series B Preferred Stock voting together as a single class at the time outstanding, given in person or by proxy, either in writing without a meeting or by vote at a meeting called for such purpose, shall be necessary for effecting or validating any of the following transactions:

                    (a) Any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or the Bylaws of the Corporation which increases the number of authorized shares of any class of capital stock;

                                      26.

                    (b) The creation, authorization or issuance of any additional shares of any class or series of capital stock, any rights to acquire any shares of any class or series of capital stock or any other security;

                    (c) The sale, lease or other disposition of (whether in one transaction or a series of related transactions) all or substantially all of the assets of the Corporation;

                    (d) The merger with or into or consolidation of the Corporation with another entity;

                    (e) The voluntary dissolution, liquidation or winding-up of the Corporation's operations; or

                    (f) The increase in the size of the Board of Directors to more than seven (7) members.

               (ii) As long as any shares of Series C Preferred Stock remain outstanding, the consent of the holders of at least two-thirds (66.6%) of the shares of the Series C Preferred Stock at the time outstanding, given in person or by proxy, either in writing without a meeting or by vote at a meeting called for such purpose, shall be necessary for effecting or validating any of the following transactions:

                    (a) Any amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or the Bylaws of the Corporation which (i) decreases the authorized number of shares of Series C Preferred Stock,
(ii) adversely affects the designations, rights, preferences or powers of the Series C Preferred Stock or of the holders thereof, or (iii) decreases the required time for the giving of any notice to which the holders of the Series C Preferred Stock may be entitled;

                    (b) The declaration or making of dividend payments or any distributions of cash, property or securities of the Corporation on any shares of its Common Stock or any other class of its capital stock.

                    (c) The creation, reclassification or obligation of the Corporation to create or reclassify any class or series of shares having preference over or being on a parity with the Series C Preferred Stock;

                    (d) The entering into of any agreement or arrangement or the taking of any other action that eliminates, amends, restricts or otherwise adversely affects the rights of the holders of the Series C Preferred Stock; or

                    (e) Any amendment to its Certificate of Incorporation or any amendment to its Bylaws that eliminates, amends or restricts the rights and preferences of or otherwise adversely affects the holders of the Series C Preferred Stock.

               (iii) Further, the Corporation shall not, by amendment of this Certificate of Incorporation or through any extraordinary transaction or other reorganization,

                                      27.

transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation and each subsidiary of the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Series C Preferred Stock set forth in this Certificate of Incorporation against impairment. Any successor to the Corporation or any subsidiary of the Corporation shall agree, as a condition to such succession, to carry out and observe the obligations of the Corporation hereunder with respect to the Series C Preferred Stock.

       e.        Conversion.
                 ----------

               (i)    Right To Convert. A holder of record of any share or
                      ----------------
shares of Series C Preferred Stock shall have the right at any time, at such holder's option, to convert, without the payment of any additional consideration, each share of Series C Preferred Stock held by such holder into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) the then applicable Series C Stated Value by (ii) the Series C Conversion Factor (as defined in Section 4(e)(iv) of this Article) then in effect for the Series C Preferred Stock. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any Series C Preferred Stock. With respect to any fraction of a share of Common Stock called for upon any conversion after completion of the calculation of the aggregate number of shares of Common Stock to be issued to such holder, the Corporation shall pay to such holder an amount in cash equal to any fractional share to which such holder would be entitled, multiplied by the current market value of a share, as unanimously determined in good faith by the Board of Directors of the Corporation.

               (ii)   Mechanics of Conversion. If the holder of shares of Series
                      -----------------------
C Preferred Stock desires to exercise such right of conversion, such holder must give the Corporation a Conversion Notice of the election by such holder to convert a stated number of shares of Series C Preferred Stock (the "Series C Conversion Shares") into shares of Common Stock on the Conversion Date, and by surrender of the certificate or certificates representing such Series C Conversion Shares. The Conversion Notice shall also contain a statement of the name or names (with addresses) in which the certificate or certificates for Common Stock shall be issued. Promptly after the Conversion Date, receipt of the Conversion Notice and the surrender of the Series C Conversion Shares, the Corporation shall issue and deliver, or cause to be delivered, to the holder of the Series C Conversion Shares or such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such Series C Conversion Shares. Such conversion shall be deemed to have been effected as of the close of business on the Conversion Date, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the holder or holders of record of such shares of Common Stock as of the close of business on such date.

               (iii)  Common Stock Reserved. The Corporation shall at all times
                      ---------------------
reserve and keep available out of its authorized but unissued Common Stock, solely for issuance upon the conversion of shares of Series C Preferred Stock as herein provided, such number of

                                      28.

shares of Common Stock as shall from time to time be issuable upon the conversion of all of the shares of Series C Preferred Stock at the time outstanding.

          (iv)      Conversion Factor. The initial conversion factor for the
                    -----------------
Series C Preferred Stock shall be $1.43, subject to adjustment in accordance with the provisions in this Section 4(e)(iv). Such respective conversion factor in effect from time to time, as adjusted upon changes in the Series C Stated Value and pursuant to this Section 4(e)(iv), is referred to herein as the "Series C Conversion Factor." All of the remaining provisions of this Section 4(e)(iv) shall apply separately to the respective Series C Conversion Factors in effect from time to time.

               (a) In the event that the Corporation shall, at any time or from time to time after the issuance of any shares of Series C Preferred Stock, issue or sell any shares of the capital stock of the Corporation or in any manner grant (whether directly or otherwise) any rights to subscribe for or to purchase any capital stock, any securities exchangeable for or convertible into any capital stock or any options for the purchase of any capital stock, whether or not such rights, convertible securities or options are immediately exercisable, including treasury shares but excluding (i) any Excluded Transaction or the shares of Common Stock issuable upon the conversion of shares of Series A Preferred Stock, Series C Preferred Stock, the Series C Preferred Stock or the Convertible Promissory Notes for a consideration per share or payable in the aggregate upon both the issuance and exercise of any such rights or options, on a per share basis, less than the amount of the Series C Conversion Factor in effect immediately prior to the time of such issuance or sale, expressed in U.S. Dollars, then, immediately upon such issuance or sale, the Series C Conversion Factor shall be reduced as follows:

                    (1) The Series C Conversion Factor shall be reduced to a number determined by multiplying the Series C Conversion Factor in effect immediately prior to such issuance by the following fraction:

                               A +  B
                               -------
                                   C
                               -------
                               A +  D
                               wherein:

     A = the number of Outstanding Shares (as defined in Section 3(e)(iv)(a)(1) above) immediately prior to the subject issuance;

     B =  the aggregate consideration for the shares then being issued;

     C = the Series C Conversion Factor in effect immediately prior to the subject issuance; and

     D =  the number of shares then being issued.

     The Series C Conversion Factor shall be further reduced from time to time thereafter whenever any shares are so issued or converted for a price per share lower than the amount of the then Series C Conversion Factor, as adjusted prior to that date.

                                      29.

                         (2)  In the event that any shares shall be issued or
sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In the event that any shares shall be issued for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. Whenever shares are issued upon the exercise of warrants, options or other conversion rights, the consideration received therefor shall include both the consideration paid upon the issuance and upon the exercise of such warrant, option or other right. If the consideration per share provided for in any options or rights to subscribe for shares of Common Stock or any securities exchangeable for or convertible into shares of Common Stock, changes at any time, the Series C Conversion Factor in effect at the time of such change shall be readjusted to the Series C Conversion Factor which would have been in effect at such time had such options or convertible securities provided for such changed consideration per share (determined as provided in Section 4(e)(iv)(a)(1) hereof), at the time initially granted, issued or sold; provided,
                                                                       --------
that such adjustment of the Series C Conversion Factor will be made only as and to the extent that the Series C Conversion Factor effective upon such adjustment remains less than or equal to the Series C Conversion Factor that would be in effect if such options, rights or securities had not been issued.

                    (b) Each adjustment in a Series C Conversion Factor shall be calculated to the nearest .0001.

                    (c) In the event that the Corporation shall, at any time after the issuance of any shares of Series C Preferred Stock, issue any shares of Common Stock (A) by stock dividend or any other distribution upon any stock of the Corporation payable in shares of Subordinate Stock or in shares of Series C Preferred Stock, or (B) by subdivision of its shares of outstanding Common Stock, by reclassification or otherwise, the Series C Conversion Factor then in effect shall be reduced proportionately, and, in like manner, in the event of any combination of shares of Common Stock, by reclassification or otherwise, the Series C Conversion Factor then in effect shall be proportionately increased.

                    (d) In addition to and not in limitation of the foregoing, if any capital reorganization or reclassification of the Common Stock of the Corporation, or consolidation or merger of the Corporation with or into another corporation, or the sale or conveyance of all or substantially all of its assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of the Series C Preferred Stock shall thereafter have the right to receive, in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable with respect to such shares of Series C Preferred Stock upon the exercise of their conversion rights, such shares of stock, securities or assets as would have been issued or payable with respect to or in exchange for the number of outstanding shares of such Common Stock immediately theretofore receivable with respect to such shares of Series C Preferred Stock upon the exercise of such rights had such reorganization, reclassification, consolidation, merger or sale not taken place. In any such case, appropriate provision shall be

                                      30.

made with respect to the rights and interests of the holders of the Series C Preferred Stock to the end that such conversion rights (including, without limitation, provisions for adjustment of the Series C Conversion Factor) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise thereof. The Corporation shall not effect any such consolidation, merger or sale, unless it provides the holders of the Series C Preferred Stock at least 30 days advance notice thereof, and prior to or simultaneously with the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets, shall assume by written instrument, executed and mailed or delivered to the holders of the Series C Preferred Stock, the obligation to deliver to such holders the shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive upon conversion of the shares of Series C Preferred Stock held by such holder.

                    (e) If any event occurs as to which the other provisions of this Section 4(e)(iv) are not strictly applicable, or if strictly applicable would not fairly protect the conversion rights of the issued Series C Preferred Stock in accordance with the intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such intent and principles, so as to protect such conversion rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Series C Conversion Factor as otherwise determined pursuant to this Section 4(e)(iv).

          (v)    Stock Transfer Taxes.  The issuance of stock certificates upon
                 --------------------
the conversion of the Series C Preferred Stock shall be made without charge to the converting holder for any tax in respect of such issuance. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares in any name other than that of the holder of such shares of Series C Preferred Stock converted, and the Corporation shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

          (vi)   Certificate as to Adjustments. Upon the occurrence of each
                 -----------------------------
adjustment or readjustment of the Series C Conversion Factor, the Corporation, at its expense, promptly shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series C Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series C Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series C Conversion Factor at the time in effect for the Series C Preferred Stock, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such Series C Preferred Stock owned by such holder.

          (vii)  Notices of Record Date. In the event of any fixing by the
                 ----------------------
Corporation of a record date for the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash

                                      31.

dividend) or other distribution, any shares of Common Stock or other securities, or any right to subscribe for, purchase or otherwise acquire, or any option for the purchase of, any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series C Preferred Stock at least 30 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

               (viii) Notices. Any notice required by the provisions of
                      -------
this Section 4(e) to be given to the holders of shares of Series C Preferred Stock shall be deemed given if deposited in the United States mail, first class postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

          f.   Redemption.
               ----------

               (i)    Redemption at Option of Holder. At any time after May
                      ------------------------------
4, 2003, each holder of shares of Series C Preferred Stock (hereinafter collectively referred to as the "Series C Redeemable Stock") may, at the option of such holder, require the Corporation to redeem all or any portion of the shares of Series C Redeemable Stock held by such holder in accordance with the provisions contained in this Section 4(f). In no event shall the Corporation be required to redeem shares in excess of the amount permitted by law; provided,
                                                                    --------
however, that such inability to redeem shall not have any impact or effect upon
-------
the per-share Series C Redemption Price (as hereinafter defined). All redemptions shall be made in the order of the month in which any shares of the Corporation's capital stock entitled to redemption received, and, if less than all of the shares submitted for redemption in a particular month are capable of being redeemed, then all such shares shall be redeemed on a pro rata basis, based on the aggregate purchase price for the shares that each shareholder submitted for redemption.

               (ii)   Redemption Price. The price at which each share of
                      ----------------
Series C Preferred Stock shall be redeemed (the "Series C Redemption Price") shall be equal to the sum of all declared but unpaid dividends respecting such share, plus the highest of: (i) one hundred and ten percent (110%) of the Series C Stated Value at the time of such redemption; (ii) an amount equal to: (A) twenty times the average of the Corporation's after tax earnings for two consecutive prior full fiscal years, calculated in accordance with generally accepted accounting principles consistently applied, divided by (B) the sum of the number of then outstanding issued and outstanding shares of Common Stock plus the number of issued and outstanding shares of Series C Preferred Stock; or
(iii) the Corporation's book value per share as of the Series C Redemption Date (as defined below), calculated in accordance with generally accepted accounting principles consistently applied.

               (iii)  Exercise of Option to Redeem. If a holder of Series B
                      ----------------------------
Redeemable Stock desires to exercise such holder's option to redeem some or all of such holder's shares of Series B Redeemable Stock pursuant to this Section 3(f), such holder must give written notice to the Corporation, each other holder of Series C Redeemable Stock and each holder of Series B Redeemable Stock (as defined below) specifying the number of shares to be redeemed. Redemptions shall be made on a date 15 calendar days after the end of the month in which the Corporation receives such initial notice (or the first business day thereafter), unless

                                      32.

prior to such time the Corporation receives any additional written redemption notices from holders of Series B Redeemable Stock or Series C Redeemable Stock, in which case Redemptions shall be made on a date 30 calendar days after the end of the month in which the Corporation receives such initial notice (or the first business day thereafter). Each such date of redemption shall be a "Series C Redemption Date." To receive the Series C Redemption Price, the holder of shares of Series C Redeemable Stock must present and surrender the certificate or certificates representing such shares (duly endorsed for transfer) to the Corporation at the principal executive offices of the Corporation no later than three business days prior to the Series C Redemption Date. The Corporation shall pay the Series C Redemption Price to, or to the order of, the person whose name appears on such certificate or certificates as the owner thereof. If the number of shares represented by the certificate or certificates surrendered shall exceed the number of shares to be redeemed, the Corporation shall issue and deliver on the Series C Redemption Date to the person entitled thereto a certificate or certificates representing the unredeemed balance of such shares.

               (iv)   Effect of Redemption. From and after the Series C
                      --------------------
Redemption Date, unless the Corporation shall default in providing for the payment of the Series C Redemption Price, all dividends (if any) on such shares requested to be redeemed pursuant to this Section 4(f) shall cease to accrue, and all rights of the holders of any shares subject to redemption as shareholders of the Corporation, except the right to receive the Series C Redemption Price, shall cease and terminate. Any shares of Series C Redeemable Stock that are redeemed by the Corporation shall be retired and shall not be reissued (it being understood that if notes have been issued to evidence such redemption obligations, redemption does not occur until such notes and any interest thereon have been paid in full).

               (v)    Failure to Redeem. If the Corporation shall for any reason
                      -----------------
fail to redeem any shares of Series C Redeemable Stock as required by this
Section 4(f), and such failure shall continue for a period of 30 days, then notwithstanding anything to the contrary contained in the Certificate of Incorporation, with respect to all shares of Series C Redeemable Stock then outstanding: (i) the conversion rights set forth in Section 4(e) of this Article shall continue beyond any date for redemption specified in said Section, and said rights may be exercised at any time; (ii) the Corporation may not incur any indebtedness for money borrowed or borrow or reborrow any amounts under any lines of credit which it may then have outstanding without the prior written consent of the holders of at least 67% of the then outstanding shares of Series C Redeemable Stock, unless the proceeds of such incurrence of such indebtedness or borrowing or reborrowing are to be used to make all redemptions then required to be made; and (iii) dividends shall continue to accrue and be paid in accordance with Section 4(a) of this Article, and, to the extent not paid, shall be added to the Series C Redemption Price. Nothing herein shall limit the Corporation's obligations to redeem as set forth above, or limit the remedies available to the holders of Series C Redeemable Stock in the event of a failure of the Corporation to honor such obligations.

                                      33.

     5.   Default.
          -------

     The following events shall constitute events of default ("Events of Default"):

          a. The accrual of dividends on the Series A, Series B or Series C Preferred Stock which are required to be paid under Sections 2(a), 3(a) or 4(a), respectively, of this Article, and which are not paid on or within ten (10) days following written notice thereof from any holder of Series A, Series B or Series C Preferred Stock, regardless of whether such failure is due to a legal inability or incapacity of the Corporation to make any such payment;

          b.   The failure of the Corporation to make any payments due under
Section 2(f), 3(f) or 4(f) of this Article regarding redemption, which failure shall continue for a period of ten (10) days following written notice thereof from any holder of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, respectively, regardless of whether such failure is due to a legal inability or incapacity of the Corporation to make any such payments.

          c. If there shall occur an Event of Default, and in each and every case, the holders of not less than 75% in interest of the Series A Preferred Stock, the Series B Preferred Stock or the Series C Preferred Stock may, by vote at a meeting of shareholders or by written notice to the Corporation of any such class, declare the Corporation to be in default hereunder, whereupon if such holders shall so specify in such vote or notice, the shares of Series A Redeemable Stock, Series B Redeemable Stock or Series C Redeemable Stock, as applicable, shall immediately become redeemable at the option of the holder, subject to the preferences set forth herein, and shall be redeemed by the Corporation in accordance with the provisions of Section 2(f), 3(f) or 4(f) of this Article, as applicable; provided, however, that no shares of Series A
                             --------  -------
Redeemable Stock shall be redeemed by the Corporation until all shares of Series B Redeemable Stock and Series C Redeemable Stock shall first be redeemed by the Corporation.

     6.   Mandatory Conversion.
          --------------------

          a. All, but not less than all, of the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall automatically convert (a "Mandatory Conversion") into fully paid and nonassessable shares of Common Stock at the conversion rate then in effect upon the occurrence of (i) the affirmative vote of a majority of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, voting together as a class, or
(ii) a Qualifying Public Offering. A "Qualifying Public Offering" shall mean the closing of the Corporation's first underwritten offering to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended, provided that (i) such registration statement covers the offer and sale of Common Stock of which the aggregate net proceeds attributable to sales for the account of the Corporation exceed $20,000,000 with a price per share of not less than $4.29 (as adjusted for stock splits, stock dividends, reclassifications or other similar events), and (ii) such Common Stock is listed for trading on either the New York Stock Exchange or the Nasdaq National Market System.

                                      34.

          b. The date ("Mandatory Conversion Date") on which such Mandatory Conversion shall be deemed to occur is the date on which the Corporation receives, in a closing, the gross proceeds of the Qualifying Public Offering after a Registration Statement filed under the Securities Act of 1933, as amended, has been declared effective by the Securities and Exchange Commission.

          c. On the Mandatory Conversion Date, all rights of the holders of shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock as such holders shall cease and determine except their right to receive payment of any dividends accrued, declared and unpaid to such date; such shares shall no longer be deemed to be outstanding; and the holders thereof shall on and after such date be conclusively deemed for all purposes to be holders of the shares of Common Stock into which their shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock were converted.

          d. All holders of record of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall be given at least twenty days' prior written notice of the date that a Qualifying Public Offering will occur or is anticipated to occur. Such notice shall also specify the place designated for exchanging the shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock for shares of Common Stock. Such notice shall be sent by first class mail, postage prepaid, to each holder of record of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock at such holder's address as shown in the records of the Corporation. On or before the Mandatory Conversion Date, each holder of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall surrender such holder's certificate or certificates for all such shares to the Corporation or the transfer agent at the place designated in such notice and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled.

          e. For the purpose of calculating the conversion ratio of Series A Preferred Stock into Common Stock in the event of a Mandatory Conversion, such calculation shall be made in accordance with Section 2(e) of this Article, for the purpose of calculating the conversion ratio of Series B Preferred Stock into Common Stock in the event of a Mandatory Conversion, such calculation shall be made in accordance with Section 3(e) of this Article, and for the purpose of calculating the conversion ratio of Series C Preferred Stock into Common Stock in the event of a Mandatory Conversion, such calculation shall be made in accordance with Section 4(e) of this Article.

                                 ARTICLE VII.

     A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to

                                      35.

authorize corporation action further eliminating or limiting the personal liability of directors then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

     Any repeal or modification of the foregoing provisions of this Article VII by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                 ARTICLE VIII.

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                  ARTICLE IX.

     Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                  ARTICLE X.

     The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by, or in the manner provided in, the Bylaws or in an amendment thereof duly adopted by the Board of Directors or by the stockholders, subject to the restrictions set forth elsewhere in this Certificate of Incorporation.

                                  ARTICLE XI.

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                 ARTICLE XII.

     Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

                                 ARTICLE XIII.

     The Corporation expressly elects not to be governed by Section 203 of the Delaware General Corporation Law.

                                      36.

                                 ARTICLE XIV.

     Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation this ____ day of June, 1999.


                                 __________________________________
                                 Jonathan G. Shapiro,
                                 Incorporator

                                      37.